QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

May 6, 2002
Date of Report (date of earliest event reported)

Peregrine Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-22209 (Commission File Number)	95-3773312 (I.R.S. Employer Identification Number)

3611 Valley Centre Drive
San Diego, CA 92130
(Address of principal executive offices)

(858) 481-5000
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

        Peregrine Systems, Inc. announced that its board of directors authorized the audit committee of the board to conduct an internal investigation into potential accounting inaccuracies brought to the attention of the audit committee by KPMG, the company's independent auditors.

        Additionally, Peregrine announced the resignations of Steve Gardner, chairman of the board and chief executive officer, and Matt Gless, chief financial officer, executive vice president of finance and also a director on the board.

        Peregrine announced that Rick Nelson had been appointed as acting chief executive officer and as a director of the board. Rick Nelson previously held the position of executive vice president with Peregrine. In addition, Peregrine announced that Fred Gerson had been named as acting chief financial officer, and Charles La Bella as executive vice president and senior counsel. Peregrine also announced that John Moores had been named as the new chairman of the board of directors and that the board had authorized the appointment of an executive committee, consisting of directors Rod Dammeyer, John Moores, and Charles Noell, to oversee and assist in the management transition.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press Release, dated May 6, 2002

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2002

PEREGRINE SYSTEMS, INC.

By:	/s/ RICHARD T. NELSON Richard T. Nelson Chief Executive Officer

Exhibit Index

Exhibit Index	Description
99.1	Press Release, dated May 6, 2002

QuickLinks

Exhibit Index